Exhibit 99.1

Vapor Corp. and International Vapor Group, a Multi-brand e-
Cigarette and Vaporizer Company, enter into First Amendment to
Asset Purchase Agreement

DANIA BEACH, Fla., July 28, 2014 – Vapor Corp. (NASDAQCM: VPCO; “Vapor” or “the Company”), a leading U.S.-based electronic cigarette and  vaporizer company, today announced that on July 25, 2014 the Company and International Vapor Group, Inc. and certain of its subsidiaries (“IVG”) amended their previously announced asset purchase agreement entered into on May 14, 2014, pursuant to which the Company will purchase IVG’s e-cigarettes and vaporizers e-commerce, wholesale and retail operations (the “IVG business”) by acquiring substantially all of IVG’s assets and assuming certain of its liabilities.

The parties amended the asset purchase agreement by entering into a first amendment to asset purchase agreement. The first amendment extends the termination date of the asset purchase agreement to September 30, 2014,  requires IVG’s business prior to completing the acquisition to cease using the VAPOR ZONE® brands and to rebrand the IVG business, as necessary, with one or more new brands mutually agreed upon by the parties and expands and modifies IVG’s and the International Vapor Group, Inc. owners’ indemnity obligations, among other modifications to the asset purchase agreement.

Completion of the acquisition is subject to Vapor obtaining stockholder approval for issuance of the shares of its common stock that will be issued under the asset purchase agreement, as amended by the first amendment, as well as additional customary closing conditions. Vapor expects to complete the acquisition as soon as possible but not later than September 30, 2014.

Additional information about the first amendment to the asset purchase agreement has been filed by Vapor with the Securities and Exchange Commission in a Current Report on Form 8-K and investors are encouraged to read the filing for a better understanding of the terms and conditions of the asset purchase agreement, as amended by the first amendment.

About Vapor Corp.

Vapor Corp., a publicly traded company, is a leading U.S. based electronic cigarette company, whose brands include Krave®, VaporX®, Hookah Stix®, Alternacig®, Fifty-One®, EZ Smoker®, Green Puffer®, Americig®, Fumare™ and Smoke Star®. We also design and develop private label brands for some of our distribution customers. “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash or carbon monoxide. Vapor’s electronic cigarettes and accessories are available online, through direct response to our television advertisements and through retail locations throughout the United States. For more information on Vapor Corp. and its e-cigarette brands, please visit us at www.vapor-corp.com.

Safe Harbor Statement
This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These forward-looking statements concern Vapor’s operations, economic performance, financial condition and pending acquisition of IVG’s online, wholesale and retail operations and are based largely on Vapor’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vapor to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vapor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in Vapor’s subsequent filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vapor assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contacts:
Media:
Caitlin Kasunich
KCSA Strategic Communications
ckasunich@kcsa.com
(212) 896-1241

Investors:
Jeffrey Goldberger / Garth Russell
KCSA Strategic Communications
jgoldberger@kcsa.com / grussell@kcsa.com
(212) 896-1249  / (212) 896-1250